Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:
Stanley Dempsey, Chairman & Chief Executive Officer
Karen Gross, Vice President & Corporate Secretary
(303) 573-1660

ROYAL GOLD ANNOUNCES RESERVE ADDITIONS AND PRODUCTION ESTIMATES FROM ITS ROYALTY OPERATORS

          DENVER, COLORADO.  APRIL 4, 2005: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX: RGL), a leading precious metals royalty company, today announced updated ore reserve and additional mineralization estimates and production forecasts for its royalty properties.  These reserves, additional mineralization and production estimates are provided to us by the operators of our royalty properties:

-	Pipeline Mining Complex – Placer Dome U.S. Inc.;

-	Leeville project – Newmont Mining Corporation;

-	SJ Claims, Goldstrike mine – Barrick Gold Corporation;

-	Troy mine – Revett Minerals Inc.;

-	Bald Mountain – Placer Dome U.S. Inc.; and

-	Martha mine – Coeur d’Alene Mines Corporation.

          Stanley Dempsey, Chairman and Chief Executive Officer, commented, “Reserve replacement is a key value driver for a royalty company.  Even with a full year of gold production our net gold reserve base grew.  Our reserve base for silver also increased.  We are very pleased to be associated with high-quality mine operators who have the technical and financial capabilities to develop additional reserves subject to our royalties.”

          Across the Company’s royalty properties, 2.160 million ounces of gold, and 4.208 million ounces of silver have been added to the reserves subject to the Company’s various royalty holdings, compared to the prior calendar year estimates.

          Following the property descriptions are Tables 1, 2, and 3 which discuss the royalty reserves, additional mineralization, and production estimates for calendar year 2005 related to Royal Gold’s various royalty holdings as of December 31, 2004.

Royalty Profiles

Pipeline Mining Complex (Lander County, Nevada)

          At the Pipeline Mining Complex in Lander County, Nevada, the Company holds two sliding-scale gross smelter return royalties (“GSR1” and “GSR2”) and a fixed rate gross smelter return royalty (“GSR3”).  A GSR royalty is a defined percentage of the gross revenue from a resource extraction operation, with no deduction for any costs paid by or charged to the operator.  In addition, the Company holds a net value royalty (“NVR1”).  A NVR is a passive interest in a resource extraction operation that is determined on the basis of deducting contract-defined processing-related and associated capital costs, but not mining costs.  The GSR1 royalty covers the current mine footprint, and the GSR2 (“Super”) royalty covers any reserves that are developed on the claim block lying outside the current mine footprint.  The GSR2 royalty pays out at a rate that is 80% higher than that of GSR1, at all gold prices.  The GSR3 royalty rate is fixed at 0.71% for the life of the mine.  The 0.39% NVR1 royalty covers production from the GAS Claims, an area of interest of approximately 4,000 acres including the South Pipeline deposit and Crossroads area, but not including the Pipeline deposit.  Current production from the Pipeline Mining Complex is subject to GSR1, GSR3, and NVR1 royalties.

          The Pipeline Mining Complex is owned by the Cortez Joint Venture (“Cortez”), a joint venture between Placer Cortez Inc. (60%), a subsidiary of Placer Dome Inc., one of the largest gold producers in North America, and Kennecott Explorations (Australia) Ltd. (40%), a subsidiary of Rio Tinto.

          Placer Dome U.S. Inc. (“Placer”), has advised the Company that the Pipeline Mining Complex is expected to produce approximately 860,000 ounces of gold in calendar 2005 which will be subject to the Company’s royalties.  Placer also informed the Company that it has updated its ore reserve estimates for the Pipeline Mining Complex, as of December 31, 2004, based on a gold price of $350 per ounce.

Leeville Project (Eureka County, Nevada)

          Royal Gold holds a 1.8% carried working interest, which calculates as a net smelter return (“NSR”) royalty for gold and silver, covering a portion of the Leeville project (“Leeville”).  A net smelter return royalty is a defined percentage of the gross revenue from a resource extraction operation, less a proportionate share of incidental transportation, insurance and smelting costs.

          Leeville North is an underground mine, currently under development by Newmont Mining Corporation (“Newmont”).  Newmont has announced its intentions to initiate production at Leeville North in the fourth quarter of 2005.  Current production on the Leeville royalty land is derived from underground operations at Leeville South (formally known as Carlin East).

          Newmont has advised the Company that it anticipates production of approximately 90,000 ounces of gold at Leeville South and 51,000 ounces of gold at Leeville North attributable to Royal Gold royalties in calendar 2005.  The operator has also informed the Company that it has updated its ore reserve estimates for the Leeville project, as of December 31, 2004, based on a gold price of $350 per ounce.

SJ Claims, Goldstrike Mine (Eureka County, Nevada)

          The Company owns a 0.9% NSR royalty covering a portion of the Goldstrike mine, known as the SJ Claims.  The Goldstrike mine is an open pit mine operated by Barrick Gold Corporation (“Barrick”).

          Barrick has advised the Company that it anticipates production of approximately 674,000 ounces of gold in calendar 2005 from the SJ Claims that are subject to the Company’s royalty. The operator also reported that it has updated its ore reserve estimate for the SJ Claims, as of  December 31, 2004, based on a $375 gold price per ounce.

Troy Mine (Lincoln County, Montana)

          In the second quarter of fiscal 2005, Royal Gold obtained the right to receive payments equivalent to a 7.0% GSR royalty that covers the Troy underground mine operated by Revett Minerals Inc. (“Revett”).  The GSR royalty will extend until either cumulative production of 90% of the current reserves is reached, or Royal Gold receives $10.5 million in cumulative payments, whichever occurs first.  Royal Gold also acquired a perpetual GSR royalty that begins at 6.1% on any production in excess of 100% of the reserves at the time of the initial transaction, which are the same reserves reported in Table 1.  This 6.1% GSR royalty steps down to a perpetual 2% GSR royalty after cumulative production has exceeded 115% of the initial reserves.

          The Troy mine was not in production during calendar 2004.  Production commenced in calendar 2005.  Revett has advised the Company that it anticipates production of approximately 2.8 million ounces of silver and 23.4 million pounds of copper in calendar year 2005 that are subject to the Company’s royalty.  Revett has also informed the Company that its ore reserve estimates are based on a $5.42 per ounce silver price and $0.985 per pound copper price.

Bald Mountain (White Pine County, Nevada)

          Royal Gold holds a 1.75% to 3.5% NSR sliding-scale royalty that covers a portion of the Bald Mountain mine, operated by Placer Dome U.S. Inc. (“Placer”).  The sliding-scale moves up 0.25% for each $25 per ounce of gold price movement, starting at $375 gold, except that the $375 gold price is indexed to 1986 dollars.  This means the royalty rate remains at 1.75% until gold reaches a price of approximately $500 per ounce.

          Placer has informed the Company that it anticipates production of approximately 40,000 ounces of gold in calendar year 2005 attributable to Royal Gold’s interest.  Placer has also advised the Company that it has updated its ore reserve estimates for Bald Mountain, as of December 31, 2004, based on a gold price of $350 per ounce.

Martha Mine (Santa Cruz Province, Argentina)

          The Company owns a 2% NSR royalty on the Martha silver mine operated by Coeur d’Alene Mines Corporation (“Coeur”).

          Coeur has informed the Company that it anticipates the Martha mine will produce approximately 1.71 million ounces of silver in calendar 2005 attributable to Royal Gold’s interest.  Coeur has also advised the Company that it has updated its ore reserve estimates for the Martha mine, as of December 31, 2004, based on a silver price of $6.00 per ounce.

Corporate Profile

          Royal Gold, Inc. is a precious metals royalty company engaging in the acquisition and management of precious metals royalty interests.  Royal Gold is publicly traded on the Nasdaq Market System, under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.”  The Company’s web page is located at www.royalgold.com.

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein.  Such forward-looking statements include statements regarding production estimates for calendar 2005 provided by third party operators, reserves, mineralization, and the sliding-scale features of our royalty structure at the Pipeline Mining Complex and Bald Mountain. Factors that could cause actual results to differ materially include, among others, changes in precious metals prices, decisions and activities of the operators of our royalty properties, unanticipated grade, geological, metallurgical, processing or other problems the operators of the mining properties may encounter, changes in project parameters as plans continue to be refined, results of current or planned exploration activities, economic and market conditions, and future financial needs or opportunities, and the impact of any future acquisitions, as well as other factors described elsewhere in this press release and in our Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission.  Most of these factors relate to activities of the mine operators and are beyond the Company’s ability to predict or control.  The Company disclaims any obligation to update any forward-looking statement made herein.  Readers are cautioned not to put undue reliance on forward-looking statements.

TABLE 1

Royal Gold’s Royalty Portfolio
Proven and Probable Ore Reserves 1
as of December 31, 2004

PROPERTY	ROYALTY	OPERATOR	CATEGORY [3,4,5]	TONS/TONNES (millions)	AVERAGE GRADE (opt/gpt Au, Ag) (% Cu)	CONTAINED OUNCES/POUNDS [6] (millions)

Pipeline GSR1	Sliding-scale	Placer Dome [2]	Reserve	196.0 / 177.8	0.029/ 0.99	5.754 [7]
Pipeline GSR2	Sliding-scale	Placer Dome [2]	Reserve	15.1 / 13.7	0.017 / 0.58	0.258 [7]
Pipeline GSR3	0.71% GSR	Placer Dome [2]	Reserve	211.1 / 191.5	0.028 / 0.96	6.013
Pipeline NVR1	0.39% NVR	Placer Dome [2]	Reserve	126.7 / 114.9	0.028 / 0.96	3.511 [7]
Leeville North	1.8% NSR	Newmont	Reserve	5.3 / 4.8	0.479 / 16.42	2.560
Leeville South (formerly Carlin East)	1.8% NSR	Newmont	Reserve	0.3 / 0.3	0.411 / 14.09	0.115
SJ Claims Goldstrike	0.9% NSR	Barrick [2]	Reserve	68.5 / 62.1	0.141 / 4.83	9.679
Troy (silver)	Tiered GSR	Revett [2]	Reserve	8.7 / 7.9	1.570 / 53.8	13.643
Troy (copper)	Tiered GSR	Revett [2]	Reserve	8.7 / 7.9	0.65 percent	113 million pounds
Bald Mountain	1.75% NSR (sliding-scale)	Placer Dome [2]	Reserve	6.3 / 5.6	0.070 / 2.40	0.440
Martha (silver)	2% NSR	Coeur d’Alene	Reserve	0.057 / 0.520	68.6 / 2,350	3.930

See footnotes to this table on page 7.

FOOTNOTES TO TABLE 1

1 “Reserve” is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

“Proven (Measured) Reserves” are reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes, and the grade is computed from the results of detailed sampling, and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that the size, shape, depth and mineral content of the reserves are well established.

“Probable (Indicated) Reserves” are reserves for which the quantity and grade are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced.  The degree of assurance of probable (indicated) reserves, although lower than that for proven (measured) reserves, is high enough to assume geological continuity between points of observation.

2 Some of our royalty operators are Canadian issuers.  Their definitions of “mineral reserve,” “proven mineral reserve” and “probable mineral reserve” conform to the Canadian Institute of Mining, Metallurgy and Petroleum definitions of these terms as of the effective date of estimation as required by National Instrument 43-101 of the Canadian Securities Administrators.

3 Gold reserves were calculated by the various operators at $350 per ounce except for Barrick who calculated reserves at $375 per ounce.

4 Silver reserves were calculated by the operator at $5.42 per ounce for Troy and $6.00 per ounce for Martha.

5 Copper reserves were calculated by the operator at $0.985 per pound.

6 “Contained ounces” are before an allowance for dilution of ore in the mining process.  The amounts shown are 100% of the reserves subject to our royalty interests and do not take into account losses in processing the ore.

7 GSR1, GSR2, and NVR1 attributable reserves are a subset of the reserves covered by GSR3.

TABLE 2

Royal Gold’s Royalty Portfolio
Additional Mineralized Material 1
 as of December 31, 2004

PROPERTY	ROYALTY	OPERATOR	MINERALIZED MATERIAL	TONS/ TONNES (millions)	AVERAGE GRADE (opt/gpt Au, Ag) (% Cu)

Pipeline GSR1	Sliding-scale	Placer Dome	Measured [2,3] Indicated [2,3] Inferred [2,3]	34.7 / 31.5 17.7 / 16.1 4.8 / 4.3	0.027 / 0.93 0.026 / 0.89 0.019 / 0.67
Pipeline GSR2	Sliding-scale	Placer Dome	Measured [2,3] Indicated [2,3] Inferred [2,3]	83.6 / 75.8 28.8 / 26.2 1.3 / 1.2	0.036 / 1.25 0.025 / 0.86 0.031 / 1.07
Pipeline GSR3	0.71% GSR	Placer Dome	Measured [2] Indicated [2] Inferred [2]	118.3 / 107.3 46.6 / 42.2 6.1 / 5.5	0.034 / 1.17 0.026 / 0.89 0.022 / 0.75
Pipeline NVR1	0.39% NVR	Placer Dome	Measured [2,3] Indicated [2,3] Inferred [2,3]	109.6 / 99.4 40.6 / 36.8 3.8 / 3.5	0.034 / 1.17 0.024 / 0.82 0.022 / 0.75
Leeville North	1.8% NSR	Newmont	Measured Indicated Inferred	- - 1.4 / 1.3	- - 0.458 / 15.70
Leeville South (formerly Carlin East)	1.8% NSR	Newmont	Measured Indicated Inferred	0.017 / 0.015 - -	0.310 / 10.63 - -
SJ Claims-Goldstrike	0.9% NSR	Barrick	Measured [2] Indicated [2] Inferred [2]	N/A N/A N/A	N/A N/A N/A
Troy (silver)	Tiered GSR	Revett	Measured [2] Indicated [2] Inferred [2]	36.8 / 33.4 8.5 / 7.7 1.5 / 1.4	1.50 / 51.4 1.69 / 57.9 1.67 / 57.3
Troy (copper)	Tiered GSR	Revett	Measured [2] Indicated [2] Inferred [2]	36.8 / 33.4 8.5 / 7.7 1.5 / 1.4	0.79% 0.64% 0.36%
Bald Mountain	1.75% NSR (Sliding-Scale)	Placer Dome	Measured and Indicated [2] Inferred[2]	7.0 / 6.3 2.0 / 1.8	0.037 / 1.27 0.023 / 0.79
Martha (silver)	2% NSR	Coeur d’Alene	Measured Indicated Inferred	0.021 / 0.019 0.020 / 0.018 0.033 / 0.030	53.7 / 1,842 38.0 / 1,303 61.0 / 2,091

See footnotes to this table on page 9.

FOOTNOTES TO TABLE 2

1 Mineralized material is that part of a mineral system that has potential economic significance but is not included in the proven and probable ore reserve estimates until further drilling and metallurgical work is completed, and until other economic and technical feasibility factors based upon such work have been resolved.  The U.S. Securities and Exchange Commission does not recognize the term.  Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into reserves.  “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Investors are cautioned not to assume that part or all of an inferred mineral resource exists, or is economically or legally mineable.

2 Some of our royalty operators are Canadian issuers.  Their definitions of “mineral resource,” “measured mineral resource,” “indicated mineral resource,” and “inferred mineral resource” conforms to the Canadian Institute of Mining, Metallurgy and Petroleum definitions of those terms as of the effective date of estimation, as required by National Instrument 43-101 of the Canadian Securities Administrators.  Mineral resources which are not mineral reserves do not have demonstrated economic viability.  Canadian issuers use the terms “mineral resources” and its subcategories “measured,” “indicated,” and “inferred” mineral resources.  While such terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them.  Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into reserves.  “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category.  Investors are cautioned not to assume that part or all of an inferred mineral resource exists, or is economically or legally mineable.

3 GSR1, GSR2, and NVR1 mineralized material are a subset of the mineralized material covered by GSR3.

TABLE 3

Royal Gold’s Royalty Portfolio
Calendar Year 2005 Production Estimates

ROYALTY	METAL	PRODUCTION OUNCES [1]

Pipeline GSR1	Gold	860,000
Pipeline GSR3	Gold	860,000
Pipeline NVR1	Gold	546,000
Leeville North	Gold	51,000
Leeville South (formerly Carlin East)	Gold	90,000
SJ Claims-Goldstrike	Gold	674,000
Troy	Silver	2,800,000
Troy	Copper	23,400,000 pounds
Bald Mountain	Gold	40,000
Martha	Silver	1,710,000

[1] Production estimates were provided by the various operators.